EXHIBIT 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because Weber Inc. (the "Company") has determined that the information (i) is not material and (ii) contains personal information.

LOAN AGREEMENT
dated as of November 8, 2022,
between
WEBER-STEPHEN PRODUCTS LLC,
as the Borrower,
and
the Lenders referred to herein,
as the Lenders

THE INITIAL LOANS WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE INITIAL LOANS MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 7.01.

TABLE OF CONTENTS
i

SCHEDULE

Schedule 1 – Lender Commitments

EXHIBIT

EXHIBIT A – Form of Borrowing Request
ii

LOAN AGREEMENT dated as of November 8, 2022, among WEBER-STEPHEN PRODUCTS LLC, a Delaware limited liability company (the “Borrower”), and the Lenders from time to time party hereto.
The Borrower has requested that the Lenders provide to the Borrower a term facility. The proceeds of the Loans will be used by the Borrower solely (i) to pay certain fees and expenses in connection with the Transactions and (ii) for working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries, including the repayment of revolving Indebtedness under the Existing Credit Agreement. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.        Defined Terms. As used in this Agreement (including the preliminary statement hereto), the following terms have the meanings specified below:
“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that solely for purposes of this Agreement, the Group Members shall not be considered Affiliates of the Lenders, and the Lenders shall not be considered Affiliates of the Group Members.
“Agreement” shall mean this Loan Agreement.
“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.06(d).
“Borrower” shall have the meaning assigned to such term in the Preamble.
“Borrowing” shall mean Loans made on the same date.
“Borrowing Request” shall mean a request by the Borrower for a Borrowing, which shall be in the form of Exhibit A or any other form approved by the Designated Lender and the Borrower.
“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) a day on which banks in New York City are authorized or required by Law to remain closed.
“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Borrower or its Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Subsidiaries, either existing on the Closing Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Borrower as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Borrower and its Subsidiaries were required to be characterized as capital lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Closing Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Closing Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness; provided, further, that notwithstanding any changes in GAAP after December 31, 2017 or anything else herein to the contrary, any lease of the Borrower and its Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Subsidiaries at the time of its incurrence of such lease, that would be characterized as an operating lease under GAAP in effect on December 31, 2017 (whether such lease is entered into before or after December 31, 2017) shall not constitute Indebtedness or a Capitalized Lease Obligation of the Borrower or any Subsidiary under this Agreement as a result of such changes in GAAP.
“Closing Date” shall mean the first date on which all the conditions set forth in Section 4.01 are satisfied.
“Code” shall mean the Internal Revenue Code of 1986.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.
“Designated Lender” shall mean (a) initially, BDT Capital Partners Fund I, L.P. and (b) thereafter, any Lender designated as the “Designated Lender” by the then-existing Designated Lender with the prior written consent of the Borrower (not to be unreasonably withheld, delayed or conditioned).
“Dollars” or “$” shall mean lawful money of the United States of America.
“Events of Default” shall have the meaning assigned to such term in Section 6.01.
“EBITDA”, for any Test Period, shall have the meaning set forth in the Existing Credit Agreement as in effect as of the date hereof.

“Excluded Taxes” shall mean (a) Taxes imposed on or measured by net income (however denominated), and franchise Taxes, in each case, (i) imposed as a result of any Lender being organized under the Laws of, or resident for Tax purposes in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.06, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) any branch profits Taxes or any similar Tax imposed by any jurisdiction described in clause (a), (d) any Taxes attributable to a Lender’s failure to comply with Section 2.06(c) and (e) any U.S. withholding Taxes imposed under FATCA.
“Existing Credit Agreement” shall mean that certain Credit Agreement dated as of October 30, 2020 (as amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time), among the Borrowers party thereto (as defined therein), the other Loan Parties party thereto (as defined therein), the lenders and issuing banks from to time party thereto and Bank of America, N.A. as administrative agent for the lenders and collateral agent for the secured parties.
“FATCA” shall mean Section 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof.
“Financial Officer” of any Person shall mean the Chief Financial Officer or an equivalent financial officer, principal accounting officer, Chief Executive Officer, Treasurer, Assistant Treasurer, Controller or a director of such Person, or a duly authorized signatory of such Person who is a Financial Officer of a Subsidiary of such Person.
“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.
“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.
“Group Members” shall mean the Borrower and each Subsidiary of the Borrower.
“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation (the “primary obligations”) payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment

of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other Person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets (other than such obligations with respect to Indebtedness). The amount of any Guarantee of any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Hedging Agreement.
“Incremental Loans” shall mean any incremental term loans hereunder made in accordance with Section 2.08.
“Indebtedness” of any Person shall mean, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent that the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations of such Person, (f) all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (h) the principal component of all obligations of such Person in respect of bankers’ acceptances, and (i) all Guarantees by such Person of Indebtedness described in clauses (a) to (h) above (other than Indebtedness of another Group Member); provided that Indebtedness shall not include (A) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) obligations under or in respect of receivables financings, (E) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (F) obligations in respect of any segregated accounts or funds, or any portion thereof, received by the Borrower or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Borrower or one or more of its Subsidiaries to collect and remit those funds to such third parties, (G) in the case of the Borrower and its Subsidiaries, (I) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (II) intercompany liabilities in connection with the cash management, Tax and accounting operations of the Borrower and its Subsidiaries or (H) defined benefit liabilities. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.
“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement.
“Indemnitee” shall have the meaning assigned to such term in Section 7.04(b).
“Initial Funding Date” means the date on which the Initial Loans are funded.
“Initial Loans” shall have the meaning assigned to such term in Section 2.01(a).
“Interest Payment Date” means the last Business Day of each March, June, September and December (commencing on the last Business Day of December 2022) and the Maturity Date.

“Laws” shall mean, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements (other than commercial agreements) with, any Governmental Authority.
“Legal Reservations” shall mean (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the principle of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors, (b) the time barring of claims under applicable statutes of limitation, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim, (c) similar principles, right and defenses under the laws of any relevant jurisdiction and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered in connection with this Agreement.
“Lenders” shall mean each Person listed on Schedule 1 and any other Person that shall have become a party to this Agreement as a Lender thereafter, other than any Person that ceases to be a party hereto as a Lender pursuant to Section 7.03(a).
“Lien” shall mean, with respect to any asset, (a) any mortgage, assignment or transfer for security purposes, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Loans” shall mean the loans made by the Lenders to the Borrower pursuant to this Agreement, including the Initial Loans and any Incremental Loans.
“Material Adverse Effect” shall mean, (a) a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries (taken as a whole), or (b) a material and adverse effect on the material rights and remedies (taken as a whole) of the Lenders under this Agreement.
“Material Indebtedness” shall mean (a) Indebtedness under the Existing Revolving Credit Agreement, (b) other Indebtedness (other than the Loans) of the Borrower or any Subsidiary in an aggregate principal amount exceeding the greater of (x) $75,000,000 and (y) 0.33 times EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period.

“Material Subsidiary” shall have the meaning assigned to such term in the Existing Credit Agreement as in effect as of the date hereof.
“Maturity Date” shall mean (a) with respect to the Initial Loans, January 29, 2026 and (b) with respect to any Incremental Loans, January 29, 2026 or such later date as may be agreed between the Borrower and the Lenders providing such Incremental Loans.
“OFAC” shall have the meaning assigned to such term in Section 3.06(c).
“Other Connection Taxes” shall mean Taxes imposed as a result of a present or former connection between any Lender and the jurisdiction imposing such Taxes (other than a connection arising from such Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, this Agreement, or sold or assigned an interest in this Agreement).
“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except any such Taxes imposed with respect to an assignment.
“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
“Pro Forma Basis” shall have the meaning set forth in the Existing Credit Agreement as in effect as of the date hereof.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and Controlling Persons and the respective directors, partners, trustees, officers, employees, agents, representatives and advisors of each of the foregoing and their successors and permitted assigns.
“Required Lenders” shall mean (a) prior to the Initial Funding Date, Lenders having unused commitments outstanding under Section 2.01(a) that, taken together, represent more than 50% of the sum of all unused commitments outstanding under Section 2.01(a) and (b) from and after the Initial Funding Date, Lenders having Loans outstanding that, taken together, represent more than 50% of the sum of all Loans outstanding (it being understood that there shall be no limitation on Lenders that are Affiliates of the Borrower in connection with the determination of “Required Lenders”).
“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer responsible for the administration of the obligations of such Person under and in respect of this Agreement.

“Sanctioned Country” shall have the meaning assigned to such term in Section 3.06(c).
“Sanctions” shall have the meaning assigned to such term in Section 3.06(c).
“Sanctions Laws” shall have the meaning assigned to such term in Section 3.06(c).
“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing, an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, stamp taxes, withholding (including backup withholding) or other charges imposed by any Governmental Authority (including additions to tax, penalties and interest with respect thereto).
“Test Period” shall have the meaning set forth in the Existing Credit Agreement as in effect as of the date hereof.
“Transactions” shall mean (a) the execution, delivery and performance by the Borrower of this Agreement and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
“Unrestricted Subsidiary” shall mean any entity designated as an “Unrestricted Subsidiary” in accordance with the Existing Credit Agreement as in effect as of the date hereof.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).
SECTION 1.02.        Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise expressly provided herein, (a) references to documents, agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements and other modifications are permitted by this Agreement, (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law, (c) references herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement.
SECTION 1.03.        Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.
ARTICLE II

LOANS
SECTION 2.01. Term Facility. (a) Subject to the terms and conditions set forth herein, each Lender set forth on Schedule 1 severally and not jointly agrees to make Loans to the Borrower on the Initial Funding Date, which shall be made available in a single drawing, in a principal amount not exceeding the amount set forth opposite such Lender’s name on Schedule 1 (such Loans, the “Initial Loans”).
(b)     Incremental Loans may be made hereunder, at any time and from time to time on or after the date hereof, by one or more then-existing Lender(s) or Affiliate(s) of any Lender in accordance with Section 2.08.
(c)     All Loans shall be denominated in Dollars. Amounts repaid or prepaid under this Agreement may not be reborrowed.
SECTION 2.02.    Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lenders the then unpaid principal amount of each Loan on the applicable Maturity Date.

(b)     Each Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by the such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The records maintained by the each Lender shall be prima facie evidence, absent a manifest error, of the existence and amounts of the obligations of the Borrower in respect of the Loans made by such Lender, interest and fees due or accrued hereunder; provided that the failure of any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.
(c)     Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender in a form reasonably satisfactory to such Lender. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times be represented by one or more promissory notes payable to the payee named therein.
SECTION 2.03.        Interest. (a) Subject to Section 2.03(b), the Initial Loans shall bear interest at a rate per annum equal to 12.00%. Subject to Section 2.03(b), accrued interest on each Initial Loan shall be payable on each Interest Payment Date and on the applicable Maturity Date, provided that, at the Borrower’s election (which election shall be deemed made in the event that the Borrower does not make such payment in cash on the applicable Interest Payment Date), interest payments after the Initial Funding Date (but prior to the applicable Maturity Date) may be payable by adding such interest to the outstanding principal amount of the then-outstanding Loans on the applicable Interest Payment Date (with such interest thereafter being deemed to form part of the principal). Incremental Loans shall bear interest at a rate per annum agreed between the Borrower and the Lenders providing such Incremental Loans.
(a)If any Event of Default has occurred and is continuing under Section 6.01(b), 6.01(c), 6.01(g) or 6.01(h), then, for so long as such Event of Default is continuing, to the extent permitted by Law, the principal amount of the Loans and, to the extent due and payable, all other amounts outstanding under this Agreement shall bear interest (after as well as before judgment), payable on demand, (i) in the case of any Loan, at the rate otherwise applicable to such Loan pursuant to Section 2.03(a) plus 2.00% per annum and (ii) in the case of any other amount, at the rate applicable to Loans as provided in Section 2.03(a) plus 2.00% per annum.
(b)All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.04.        Fees. The Borrower agrees to pay on the Initial Funding Date to each Lender party to this Agreement as a Lender on the Initial Funding Date, an upfront fee in an amount equal to 2.00% of the aggregate principal amount of such Lender’s Initial Loans to be made on the Initial Funding Date, payable to such Lender from the proceeds of such Loans as and when funded on the Initial Funding Date

(it being understood that, at the option of the Borrower set forth in the Borrowing Request in respect of the Initial Loans, (a) the Initial Loans may be net funded on the Initial Funding Date to account for such upfront fee or (b) such upfront fee may be paid by adding such upfront fee to the initial principal amount of the Loans funded on the Initial Funding Date). Such upfront fee shall be in all respects fully earned, due and payable on the Initial Funding Date and non-refundable and non-creditable thereafter.
SECTION 2.05.    Voluntary Prepayments. (a) The Borrower shall have the right, at any time and from time to time, to prepay any Loan, in whole or in part, upon providing written notice thereof to the Designated Lender not later than 12:00 noon, New York City time, two Business Day(s) before the date of prepayment (or such later time as may be agreed to by the Borrower and the Designated Lender from time to time); provided that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and in a minimum amount of $2,000,000 (or such other multiple or minimum as may be agreed to by the Borrower and the Designated Lender from time to time); provided, further that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Designated Lender on or prior to the specified effective date) if such condition is not satisfied.

(b)     Each notice of prepayment shall specify the prepayment date and the principal amount of the Loans to be prepaid. All prepayments of Loans under this Section 2.05 shall be without premium or penalty.
(c)     All prepayments under this Section 2.05 shall be applied, first, pro rata to any accrued and unpaid interest then owing (excluding interest paid in kind pursuant to Section 2.03(a)), until all such interest has been repaid, and second, pro rata to the principal amount of each outstanding Loan.
SECTION 2.06.        Taxes. (a) Withholding Taxes. All payments made by the Borrower under this Agreement shall be made without withholding for any Taxes, unless such withholding is required by law. If the Borrower determines, in its sole discretion exercised in good faith, that it is so required to withhold Tax, then the Borrower may so withhold and shall timely pay the full amount of withheld Tax to the relevant Governmental Authority in accordance with applicable law.
(b)     Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Tax Documentation. Any Lender shall, on or prior to the date hereof and at the time or times reasonably requested by the Borrower, deliver to the Borrower a duly-completed IRS Form W-9, or W-8, as appropriate (or applicable successor form) to enable the Borrower to determine whether such Lender is subject to U.S. Federal backup withholding. Any such Lender shall, upon the obsolescence or invalidity of any such IRS

Form W-9, or W-8, as appropriate, promptly deliver to the Borrower a new such IRS Form W-9, or W-8, as appropriate.
(d)     Indemnification by the Borrower. The Borrower shall indemnify each Lender for any Indemnified Taxes that are paid or payable by such Lender in connection with this Agreement (including amounts paid or payable under this Section 2.06(d) and any reasonable expenses arising therefrom or with respect thereto), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.06(d) shall be paid within 10 days after such Lender delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Lender and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
SECTION 2.07.        Payments Generally. (a) The Borrower shall make each payment required to be made by it hereunder on the date when due prior to the time expressly required hereunder for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time, or such later time as may be acceptable to the Designated Lender), in immediately available funds, without any defense, set-off, recoupment or counterclaim, to such accounts as may be specified by the Lenders from time to time. Any amounts received after such time on any date may, in the sole discretion of the Designated Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)     If at any time insufficient funds are received by and available to any Lender to pay fully all amounts of principal and interest then due to it hereunder, such funds shall be applied (i) first, towards payment of interest then due hereunder and (ii) second, towards payment of principal then due hereunder.
SECTION 2.08.        Incremental Loans. (a) The Borrower may request at any time and from time to time after the Closing Date that one or more then-existing Lender(s) or Affiliate(s) of the Lenders make Incremental Loans to the Borrower, and such Lender(s) or Affiliate(s) may agree or decline to make such Incremental Loans in its sole discretion. The aggregate principal amount of all of the Incremental Loans made hereunder shall not exceed $150,000,000 during the term of this Agreement, and at the time such Incremental Loan is made, it shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and a minimum amount of $10,000,000 (or such other multiple or minimum as may be agreed to by the Borrower, the Designated Lender and the proposed Lenders of such Incremental Loan).
(b)     In order to request an Incremental Loan pursuant to this Section 2.08, the Borrower shall deliver to the Designated Lender and such applicable Lender(s)

or Affiliate(s) of the Lenders a Borrowing Request not later than 12:00 noon, New York City time, five days before the requested date of such Incremental Loan (or such later time as may be agreed to by the Borrower and the Designated Lender).
(c)     Other than interest rate, upfront fees and other elements of yield (which shall be agreed between the applicable Lender(s) or Affiliate(s) of the Lenders and the Borrower), the terms and conditions applicable to the Incremental Loans will be identical to the terms applicable to the other Loans made hereunder on the Initial Funding Date; provided that the Incremental Loans may have a Maturity Date later than the Maturity Date applicable to the Initial Loans. The Incremental Loans shall constitute “Loans” for all purposes hereunder and the Lenders of such Incremental Loans shall constitute “Lenders” for all purposes hereunder.
(d)     The Incremental Loans shall be effected pursuant to one or more amendments to this Agreement (each, an “Incremental Amendment”) executed and delivered by the Borrower, each Lender providing such Incremental Loan and the Designated Lender; provided that no Incremental Amendment shall become effective unless (i) on the date of effectiveness thereof, the representations and warranties of the Borrower set forth in Article III shall be true and correct in all material respects on and as of such with the same effect as though made on and as of such date, other than representations and warranties that relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that where such representations and warranties are already qualified by materiality, such representations and warranties shall be true and correct in all respects as of such date or such earlier date, as applicable, (ii) no Default or Event of Default shall have occurred and be continuing or shall occur from such Loan or from the application of the proceeds thereof, (iii) the Borrower shall have delivered to the Designated Lender such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other closing documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 4.01 on the Closing Date) by the Designated Lender in connection with any such transaction and (iv) to the extent required to be paid pursuant to agreements entered into by the Borrower and the applicable Lenders of such Incremental Loans, the Borrower shall have paid any applicable upfront or similar closing fees due and payable on the date such Incremental Loans are made. Notwithstanding anything to the contrary in this Agreement (including Section 7.06 hereof), each Incremental Amendment may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Designated Lender and the Borrower, to give effect to the provisions of this Section, including any amendments necessary to establish new classes of Loans hereunder and any technical amendments relating thereto.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:

SECTION 3.01.        Organization; Powers. The Borrower (a) is a partnership, limited liability company, corporation, company or other entity duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, (b) has all requisite entity level power and authority to own its material property and assets and to carry on its business in all material respects as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the entity level power and authority to execute, deliver and perform its obligations under this Agreement to which it is or will be a party and to borrow and otherwise obtain credit hereunder.
SECTION 3.02.        Authorization. The execution, delivery and performance by the Borrower of this Agreement and the borrowings hereunder (a) have been duly authorized by all corporate, partnership, limited liability company action or similar action required to be obtained by the Borrower and (b) will not (1) violate (A) any material provision of law, statute, rule or regulation applicable to the Borrower, (B) the certificate or articles of incorporation or formation or other constitutive documents (including any partnership, limited liability company or operating agreements or by-laws) of the Borrower, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Borrower or (D) any provision of any indenture, material agreement or other material instrument to which the Borrower is a party or by which any of them or any of their property is or may be bound or (2) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under such indenture, material agreement or other material instrument, where any such conflict, violation or breach or default referred to in clause (1) or (2) of this Section 3.02(b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 3.03.        Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing and (d) the Legal Reservations.
SECTION 3.04.        Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of this Agreement, except for (a) such as have been made or obtained and are in full force and effect and (b) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.05.        Use of Proceeds. The Borrower will use the proceeds of the Loans as described in the preliminary statement to this Agreement.

SECTION 3.06.        Compliance with Laws. (a) None of the Borrower, its subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)     Each of the Borrower and each of its Subsidiaries is in compliance in all material respects with the material provisions of the USA PATRIOT Act (to the extent applicable) and all material applicable laws and regulations related to anti-money laundering and anti-terrorism.
(c)     None of the Borrower or any of its Subsidiaries is (i) currently the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. State Department, the European Union or relevant member states of the European Union, the United Nations Security Council or His Majesty’s Treasury (“Sanctions”) or located, organized or resident in a country or territory that is the target of Sanctions broadly prohibiting dealings with such country or territory (“Sanctioned Country”). The Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds or to any person, for the purpose of financing the activities of any person that is, at the time of such financing, the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any Sanctioned Country or in any manner that would result in the violation of any Sanctions Laws and regulations administered by the United States, including OFAC and the U.S. State Department (collectively, the “Sanctions Laws”) applicable to any party hereto. The Borrower and each of its Subsidiaries are in compliance with all applicable Sanctions Laws in all material respects.
(d)     The Borrower and its Subsidiaries are in compliance with the U.S. Foreign Corrupt Practices Act of 1977 and similar laws of all jurisdictions in which the Borrower or any of its Subsidiaries conduct their business and to which they are lawfully subject (“Anti-Corruption Laws”), in each case, in all material respects. No part of the proceeds of the Loans made hereunder will be used in violation of any Anti-Corruption Law, including to make any unlawful bribe, influence payment, kickback or other unlawful payment.
ARTICLE IV

CONDITIONS OF LENDING
SECTION 4.01.        Agreement Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

(a)The Lenders shall have received from the Borrower a counterpart of this Agreement signed on behalf of the Borrower, and the Borrower shall have received from the Lenders counterparts of this Agreement signed on behalf of the Lenders.
(b)The Lenders shall have received such customary documents and certificates in connection with the effectiveness of this Agreement as the Designated Lender may reasonably request relating to the organization, existence and good standing of the Borrower and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Designated Lender.
(c)The Lenders shall have received a written opinion (addressed to the Lenders and dated the Closing Date) of each of (i) Davis Polk & Wardwell LLP, special New York counsel to the Borrower and (ii) Morris Nichols Arsht & Tunnell LLP, special Delaware counsel to the Borrower, in each case in form and substance reasonably satisfactory to the Designated Lender.
(d)All reasonable and documented out-of-pocket expenses of the Lenders (limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of Cravath, Swaine & Moore LLP) incurred in connection with this Agreement shall have been paid by the Borrower.
SECTION 4.02.        The Borrowing on the Initial Funding Date. The obligation of the Lenders set forth on Schedule 1 to make the Initial Loans on the Initial Funding Date is subject to the satisfaction of the following additional conditions:
(a)The Designated Lender shall have received a Borrowing Request therefor at no later than 10:00 a.m., New York City time, two Business Days prior to the Initial Funding Date.
(b)The representations and warranties of the Borrower set forth in Article III shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, other than representations and warranties that relate solely to an earlier date; provided that where such representations and warranties are already qualified by materiality, such representations and warranties shall be true and correct in all respects as of the date of such Borrowing or such earlier date, as applicable.
(c)No Default or Event of Default shall have occurred and be continuing or shall occur from such Loan or from the application of the proceeds thereof.
(d)(i) The fee set forth in Section 2.04 and (ii) all reasonable and documented out-of-pocket expenses of the Lenders (limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of Cravath, Swaine & Moore LLP) incurred in connection with this Agreement that have been invoiced to the Borrower at least three Business Days prior to the Initial Funding Date, in each case, shall have been paid by the Borrower.

(e)The Initial Funding Date shall be no later than the date on which Weber Inc. releases its financial results for the fiscal quarter ended September 30, 2022.
(f)The Lenders shall have received a closing certificate, dated the Initial Funding Date and signed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Designated Lender, including a certification as to the satisfaction of the conditions set forth in Sections 4.02(b) and 4.02(c).
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing that the conditions specified in Sections 4.02(b) and 4.02(c) have been satisfied.
ARTICLE V

COVENANTS
The Borrower covenants and agrees with the Lenders that, so long as this Agreement shall remain in effect and until the principal of and interest on each Loan and all expenses or other amounts payable under this Agreement (other than, to the extent no claim has been made therefor, contingent indemnification and contingent expense reimbursement obligations) have been paid in full, unless the Designated Lender shall otherwise consent in writing, the Borrower will, and will cause or permit its Subsidiaries to:
SECTION 5.01.        Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Subsidiary of the Borrower in such liquidation or dissolution.
SECTION 5.02.        Notice of Default. Furnish to the Designated Lender written notice promptly after any Responsible Officer of the Borrower obtains actual knowledge of any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto.
SECTION 5.03.        Compliance with Laws. (a) Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (b) subject to Section 3.06(c), comply with the USA PATRIOT Act (as applicable) and all applicable laws and regulations related to anti-money laundering and anti-terrorism, applicable Sanctions Laws, and Anti-Corruption Laws in all material respects.

ARTICLE VI

EVENTS OF DEFAULT
SECTION 6.01.        Events of Default. In case any of the following events, as applicable to the Borrower and its Material Subsidiaries (each, an “Event of Default”):
(a)any representation or warranty made or deemed made by the Borrower or any Subsidiary herein or any certificate or document delivered pursuant hereto shall prove to have been false or misleading in any material respect when so made or deemed made and such false or misleading representation or warranty (if curable) shall remain false or misleading for a period of 30 days after the earlier of (i) notice thereof from the Designated Lender to the Borrower and (ii) a Responsible Officer of the Borrower having obtained knowledge thereof;
(b)default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)default shall be made in the payment of any interest on any Loan or any other amount (other than an amount referred to in clause (b) above) due under this Agreement, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
(d)default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Sections 5.01 (solely with respect to the Borrower) or 5.02;
(e)default shall be made in the due observance or performance by the Borrower or any of its Subsidiaries of any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Designated Lender to the Borrower and (ii) a Responsible Officer of the Borrower having obtained knowledge thereof;
(f)the Borrower shall fail to observe or perform any agreement or condition relating to any Material Indebtedness that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness, as applicable, to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that (x) this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted under the documents providing for such Indebtedness and (y) for the avoidance of doubt, no Default or Event of Default shall result hereunder as a result of any failure, breach or default that would have otherwise occurred under clauses (A) or (B) but for any notice period or grace period while such notice or grace period remains in effect; provided that the failure to observe or perform the Financial Covenant (as defined in the Existing Credit Agreement) shall not in and of itself constitute an Event of Default hereunder unless the Required Revolving Facility Lenders (under and as defined in the Existing Credit Agreement) have terminated the revolving facility commitment thereunder and have accelerated any revolving facility loans then outstanding thereunder as a result of such breach (and such termination or acceleration shall not have been rescinded);
(g)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of the property or assets of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, moratorium, judicial management, receivership or similar law, (ii) the appointment of a receiver, liquidator, administrative receiver, compulsory manager, receiver and manager, administrator, judicial manager, provisional liquidator, trustee, custodian, sequestrator, conservator or similar officer or official for the Borrower or for a substantial part of the property or assets of the Borrower or (iii) the winding-up or liquidation of the Borrower; and such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, insolvency practitioner, judicial manager, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the property or assets of the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) commence any legal proceedings or court procedure in relation to an insolvency or in relation to any restructuring by way of a scheme of arrangement (for the avoidance of doubt, this shall not include any solvent reorganization), or (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due;
(i)the Borrower shall fail to pay one or more final monetary judgments in an aggregate amount in excess of the greater of (x) $75,000,000 and (y) 0.33 times EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (to the extent not covered by insurance and third party indemnities), which judgments are not discharged or effectively waived or stayed for a period of thirty (30) consecutive days; or

(j)the Agreement shall for any reason be asserted in writing by the Borrower not to be a legal, valid and binding obligation of the Borrower (other than in accordance with its terms);
then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Designated Lender may, by notice to the Borrower, terminate all commitments to make Loans hereunder and declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and in any event with respect to the Borrower described in clause (g) or (h) above, all commitments to make Loans hereunder shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.
ARTICLE VII

MISCELLANEOUS
SECTION 7.01.        Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, as follows:
(i)if to the Borrower, to it (or c/o the Borrower) at:
Weber-Stephen Products LLC
1415 S Roselle Road Palatine, Illinois 60067
Attn: [***]
Attn: [***]
Email: [***]

with a copy to:
    Davis Polk & Wardwell LLP
    450 Lexington Avenue
    New York, NY 10017
    Attention: [***]
    Email: [***]
and

(ii)if to any Lender, to the Designated Lender at BDT Capital Partners Fund I, L.P., 401 N. Michigan Avenue, Suite 3100 Chicago, IL 60611, Attention: [***], E-Mail: [***].
(b)    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01. As agreed to among the Borrower and the Designated Lender from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.
(c)    Any party hereto may change its address or e-mail for notices and other communications hereunder by notice to the other parties hereto in accordance with the provisions of this Agreement.
SECTION 7.02.        Survival. All covenants, agreements, representations and warranties made by the Borrower in this Agreement and in the certificates or other documents delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by or on behalf of the Lenders (and regardless of whether the Borrower is an affiliate of the Lenders and whether the Lenders or any Related Party thereof may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement is executed and delivered or any Loan is made hereunder) and shall continue in full force and effect until the latest Maturity Date or, if later, so long as the principal of or any accrued interest on any Loan or any other amount payable under this Agreement is outstanding (other than, to the extent no claim has been made therefor, contingent indemnification and contingent expense reimbursement obligations). The provisions of Sections 2.07 and 7.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Lenders.
SECTION 7.03.        Successors and Assigns; No Third Party Beneficiaries; Participations. (a) Neither this Agreement nor any of the interests, rights and obligations hereunder may be assigned by the Borrower without the prior written consent of the Lenders. Any Lender may assign and delegate to one or more other Persons all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the commitments set forth in Section 2.01 and any Loans at the time owing to it) without the consent of the Borrower; provided that, other than if an Event of Default under Section 6.01 (b), (c), (g) or (h) has occurred and is continuing, the Lenders may not assign commitments or Loans to any Person that is, at the time of such assignment, a lender under the Existing Credit Agreement or any of such Person’s Affiliates, in each case, without the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed); provided, further, that the Borrower shall be deemed to have consented to any such assignment if it has not responded within 10 Business Days after the delivery of any request for such consent. Whenever in this Agreement any of the parties hereto or thereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any other creditor of the Borrower or any other Person (other than the parties hereto or thereto, their respective permitted successors and assigns and, to the extent expressly contemplated hereby, the Related Parties of the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)     Any Lender may, without the consent of the Borrower, sell participations to one or more other Persons (each, a “Participant”) in all or a portion of such Lender’s interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owning to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto or thereto for the performance of such obligations, (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) other than if an Event of Default under Section 6.01 (b), (c), (g) or (h) has occurred and is continuing, the Lenders may not sell participations to any Person that is, at the time of such participation, a lender under the Existing Credit Agreement or any of such Person’s Affiliates, in each case, without the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed); provided, further, that the Borrower shall be deemed to have consented to any such participation if it has not responded within 10 Business Days after the delivery of any request for such consent. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver that affects such Participant or requires the approval of all the Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.06 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 7.03(a); provided that such Participant shall not be entitled to receive any greater payment under Section 2.06, with respect to any participation, than its participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of Section 7.14 as though it were a Lender. Upon the sale of one or more participations, the applicable Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(c)     In the event of an assignment to an assignee that is not an Affiliate of the initial Designated Lender, at the option of the Designated Lender, the Borrower and the Designated Lender shall enter into an amendment to this Agreement to (i) appoint an administrative agent selected by the Designated Lender who will act on behalf of the Lenders under this Agreement and to incorporate administrative agent provisions that are customary for syndicated term loan facilities in the United States, including provisions regarding dissemination of information by the administrative agent to Lenders through an electronic platform and customary administrative agent fee provisions (including customary administrative fees and customary processing and recording fees with respect to assignments) and (ii) reflect provisions that are customary for syndicated term loan facilities in the United States regarding (A) pro rata sharing, (B) “bail-in”, (C) compensation to Lenders with respect to increased costs and changes in law, (D) defaulting lenders, (E) confidentiality and (F) delivery of “know your customer” and other customary information or information required by applicable law, and any additional provisions as may be agreed by the Borrower and the Lenders acting reasonably in good faith (it being understood and agreed that the applicable provisions of the Existing Credit Agreement as in effect as of the date hereof shall be deemed to be customary for syndicated term loan facilities in the United States).
SECTION 7.04.        Expenses; Indemnity. (a) THE BORROWER AGREES TO PAY ALL REASONABLE AND DOCUMENTED OUT-OF-POCKET EXPENSES INCURRED BY ANY LENDER IN CONNECTION WITH THE FACILITY ESTABLISHED HEREUNDER AND THE PREPARATION, EXECUTION, DELIVERY AND ADMINISTRATION OF THIS AGREEMENT OR IN CONNECTION WITH ANY AMENDMENTS, MODIFICATIONS OR WAIVERS OF THE PROVISIONS HEREOF OR THEREOF (WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED BY SUCH AMENDMENTS, MODIFICATIONS OR WAIVERS SHALL BE CONSUMMATED), INCLUDING REASONABLE FEES, DISBURSEMENTS AND OTHER CHARGES OF A SINGLE COUNSEL FOR ALL LENDERS, AND ALL THE ACTUAL COSTS AND REASONABLE DOCUMENTED EXPENSES INCURRED BY ANY LENDER IN CONNECTION WITH THE ENFORCEMENT OR PROTECTION OF ITS RIGHTS IN CONNECTION WITH THIS AGREEMENT OR IN CONNECTION WITH THE LOANS MADE HEREUNDER, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF A SINGLE

COUNSEL FOR ALL LENDERS WHICH MAY BE CRAVATH, SWAINE & MOORE LLP AND, IN CONNECTION WITH ANY SUCH ENFORCEMENT OR PROTECTION, THE FEES, CHARGES AND DISBURSEMENTS OF ANY OTHER COUNSEL FOR ANY LENDER.
(b)     THE BORROWER AGREES TO INDEMNIFY EACH LENDER AND ITS RELATED PARTIES (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND TO HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF A SINGLE COUNSEL WHICH MAY BE CRAVATH, SWAINE & MOORE LLP) (AND, IN THE CASE OF AN ACTUAL CONFLICT OF INTEREST WHERE ANY PERSONS AFFECTED BY SUCH CONFLICT INFORM THE BORROWER OF SUCH CONFLICT AND THEREAFTER RETAIN A SINGLE COUNSEL, OF ANOTHER FIRM OF COUNSEL FOR ALL SUCH AFFECTED PERSONS COLLECTIVELY) INCURRED IN RESPECT OF THE ENTERING INTO AND/OR PERFORMANCE OF THIS AGREEMENT OR THE USE OF THE PROCEEDS OF ANY LOANS HEREUNDER OR THE CONSUMMATION OF ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (REGARDLESS OF WHETHER SUCH MATTER IS INITIATED BY A THIRD PARTY OR BY THE BORROWER OR ANY OF ITS AFFILIATES); PROVIDED THAT ANY SUCH INDEMNITY UNDER THIS SECTION 7.04(b) SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT (X) TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR ANY OF ITS RELATED PARTIES (IT BEING AGREED THAT FOR PURPOSES OF THIS CLAUSE (X) NO RELATED PARTY OF ANY GROUP MEMBER SHALL BE DEEMED TO BE A RELATED PARTY OF ANY LENDER OR OF ANY RELATED PARTIES OF ANY LENDER); OR (Y) TO HAVE RESULTED FROM A DISPUTE SOLELY BETWEEN THE INDEMNITEES AND NOT FROM AN ACT OR OMISSION BY THE BORROWER OR ANY OF ITS AFFILIATES. THIS SECTION 7.04(B) SHALL NOT APPLY TO TAXES.
(c)     TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY HERETO SHALL ASSERT, AND EACH PARTY HERETO HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY TO THIS AGREEMENT OR ANY RELATED PARTIES OR AFFILIATES OF SUCH PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF.

(d)     THE PROVISIONS OF THIS SECTION 7.04 SHALL REMAIN OPERATIVE AND IN FULL FORCE AND EFFECT REGARDLESS OF THE EXPIRATION OF THE TERM OF THIS AGREEMENT, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE REPAYMENT OF ANY OF THE LOANS, THE INVALIDITY OR UNENFORCEABILITY OF ANY TERM OR PROVISION OF THIS AGREEMENT, OR ANY INVESTIGATION MADE BY OR ON BEHALF OF ANY LENDER (AND REGARDLESS OF WHETHER THE BORROWER IS AN AFFILIATE OF SUCH LENDER AND WHETHER SUCH LENDER OR ANY RELATED PARTY THEREOF MAY HAVE HAD NOTICE OR KNOWLEDGE OF ANY DEFAULT OR INCORRECT REPRESENTATION OR WARRANTY AT THE TIME THIS AGREEMENT IS EXECUTED AND DELIVERED OR ANY LOAN IS MADE HEREUNDER). ALL AMOUNTS DUE UNDER THIS SECTION 7.04 SHALL BE PAYABLE PROMPTLY FOLLOWING WRITTEN DEMAND THEREFOR.
SECTION 7.05.        Applicable Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, INCLUDING BUT NOT LIMITED TO THE VALIDITY, INTERPRETATION, CONSTRUCTION, BREACH, ENFORCEMENT OR TERMINATION HEREOF AND THEREOF, AND WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 AND SECTION 5-1402).
SECTION 7.06.        Waivers; Amendments. (a) No failure or delay by any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. Subject to Section 2.08, no waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 7.06(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of any Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Lender or any of its Related Parties may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)     Neither this Agreement nor any provision hereof or thereof may be waived, amended or modified (i) except as provided in Section 2.08(d) or Section 7.03(c)

or (ii) pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall:
(i)decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided that no waiver or modification of any Default or Event of Default (or of any obligation of the Borrower to pay interest at the default rate of interest under Section 2.03(b)) shall constitute a reduction in the rate of interest for purposes of this clause (i),
(ii)increase or extend the commitment of any Lender to make Loans or extend credit, or decrease any fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent required hereunder to make such modification),
(iii)extend any date on which payment of interest on any Loan or any fee is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided that no waiver or modification of any Default or Event of Default (or of any obligation of the Borrower to pay interest at the default rate of interest under Section 2.03(b)) shall constitute an extension of such date for purposes of this clause (iii),
(iv)only in the event this Agreement is amended pursuant to Section 7.03(c), (A) amend the provisions of this Agreement in a manner that would alter the pro-rata sharing of payments required thereby as in effect on the date this Agreement is amended pursuant to Section 7.03(c) or (B) amend any other provision of this Agreement that would directly result in the matters described in clause (A) above, in each case without the written consent of each Lender,
(v)amend or modify the provisions of this Section 7.06 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby, in each case except, for the avoidance of doubt, as otherwise provided in Section 7.06(c), or
(vi)subordinate the payment priority of the Loans as of the Initial Funding Date to the obligations under any other Indebtedness for borrowed money without the prior written consent of each Lender directly and adversely affected thereby.

(c)     Notwithstanding the foregoing, technical and conforming modifications to this Agreement (including the amendments contemplated by the last sentence of Section 2.08) may be made with the consent of the Borrower and the Designated Lender (but without the consent of any Lender) to the extent necessary to cure any ambiguity, mistake, omission, defect or inconsistency.
SECTION 7.07.        Entire Agreement. This Agreement constitutes the entire contract among the parties hereto relative to the subject matter hereof. Any other previous agreement among the parties hereto with respect to the subject matter hereof is superseded by this Agreement.
SECTION 7.08.        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.08.
SECTION 7.09.        Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.10.        Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other customary means of transmission (e.g., “PDF”) shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic

Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 7.11.        Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 7.12.        Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined exclusively in such New York State or, to the extent permitted by Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Notwithstanding the foregoing, nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or any of its properties in the courts of any jurisdiction in connection with any pending bankruptcy, insolvency or similar proceeding in such jurisdiction.
(b)     Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court sitting in the Borough of Manhattan, New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
SECTION 7.13.        Certain Acknowledgements. The parties hereto acknowledge that each Lender, when acting under this Agreement, will be acting for its own account as principal and will be under no obligation or duty as a result of such Lender’s relationship with the Borrower and the other Group Members or otherwise to take any action or refrain from taking any action (including refraining from exercising any right or remedy that might be available to it).

SECTION 7.14.        Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Affiliate of any Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all amounts at any time held and other obligations (in any currency) at any time owing by such Lender or Affiliate to or for the credit or the account the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender and each Affiliate of any Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or Affiliate may have. Each Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of such setoff and application.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WEBER-STEPHEN PRODUCTS LLC, as Borrower
By:
/s/ William J. Horton
Name: William J. Horton
Title: Chief Financial Officer

BDT CAPITAL PARTNERS FUND I, L.P., as Designated Lender and as a Lender
By: BDTCP GP I, LLC Its: General Partner
/s/ Mary Ann Todd
Name: Mary Ann Todd
Title: Secretary & General Counsel

BDT CAPITAL PARTNERS FUND I-A, L.P., as Lender
By: BDTCP GP I, LLC Its: General Partner
/s/ Mary Ann Todd
Name: Mary Ann Todd
Title: Secretary & General Counsel

[Signature Page to Loan Agreement]

SCHEDULE 1

Lender	Loan Amount
BDT Capital Partners Fund I, L.P.	$51,714,000
BDT Capital Partners Fund I-A, L.P.	$9,486,000
Total	$61,200,000

EXHIBIT A
to
Loan Agreement
[FORM OF]
Borrowing request

[_____], 20[__]

To:    [●]

Ladies and Gentlemen:

Reference is made to the Loan Agreement dated as of November 8, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Weber-Stephen Products LLC (the “Borrower”) and the lenders referred to therein (the “Lenders”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The Borrower hereby requests a Borrowing of Loans:

1.    On _______________, 20__ (which is a Business Day).

2.    In the amount of $__________.

The Borrower hereby directs the Lenders to wire the proceeds of the Loans made on the specified date to the following account:

Recipient:    __________
Destination Bank:    __________
ABA Number:    __________
Account Number:    __________
Reference:    __________

WEBER-STEPHEN PRODUCTS LLC, as Borrower

By:
Name:
Title: